Exhibit 99.1

PRESS RELEASE

SATCON REPORTS THIRD QUARTER FISCAL 2008 FINANCIAL RESULTS

Sales of Company’s Photovoltaic and Fuel Cell Inverters Increase 120% Year-Over-Year Fueled by Strong Demand In Large Commercial and Utility Scale Renewable Energy Market

•                  Revenue increased 38% to $18.5 million from $13.4 million in Q2’08

•                  Gross margin improved to 18.9% from 11.7% in Q2’08

•                  Backlog grew 30% over Q2’08

•                  Company expects to achieve operating profitability in 2H 2009

Boston, Massachusetts – November 6, 2008 - Satcon Technology Corporation (NASDAQ CM:SATC), a leading provider of utility scale distributed power solutions for the renewable energy market, today announced its financial results for the third quarter ended September 27, 2008.  These results reflect the sale of the company’s Electronics and Motors businesses during the quarter, which have been classified as discontinued operations.

Satcon reported revenue for the third quarter of $18.5 million, up from $17.4 million in the third quarter of fiscal 2007, and up from $13.4 million in the second quarter of fiscal 2008.  For the nine months ended September 27, 2008, revenue grew 45% to $43.2 million from $29.8 million in the first nine months of 2007.  Gross margin for the quarter was 18.9% compared with 12.4% in the third quarter of 2007, and 11.7% in the second quarter of 2008.  For the nine months ended September 27, 2008, gross margin more than doubled to 13.6%, compared with 5.5% in the same period last year.

Net loss from continuing operations for the third quarter was approximately $1.3 million, compared with a net loss of $2.4 million for the third quarter of 2007.  Third-quarter 2008 net loss included a non-cash gain related to the valuation of warrant liability of $2.0 million, a loss from discontinued operations of $1.0 million, restructuring costs of $0.5 million, and stock-based compensation of $0.7 million.  Third-quarter 2008 net loss was offset by a gain on the sale of the company’s non-strategic businesses of $0.3 million.  For the nine month period of 2008, net loss was $13.3 million, compared with a net loss of $9.8 million for the same period in 2007.

Net loss attributable to common shareholders was $3.0 million, or ($0.06) per share, and $16.5 million, or ($0.33) per share, for the three- and nine-month periods ending September 27, 2008, respectively.

Cash and cash equivalents at September 27, 2008 were $10.5 million, compared with $9.8 million at June 28, 2008.

The company reported an ending backlog on September 27, 2008 of $39 million, compared with backlog of $30 million at June 28, 2008.

Comments on the Third Quarter

“We are very pleased with our third quarter results, which reflect the continued growth of our solar PV and fuel cell inverter business,” said Steve Rhoades, President and Chief Executive Officer of Satcon.

“Sales of our power conditioning systems increased 120% over the same period in 2007 highlighting the increasing global demand for our utility ready solutions.  In addition, we achieved gross margin of 18.9% demonstrating the success of our strategy to improve our operational and manufacturing efficiencies.”

Business Outlook

“With the sale of our Electronics and Motors divisions, we have focused the company on a core business model that will accelerate Satcon’s ability to meet our financial objectives,” said Rhoades.  “Looking ahead, we continue to expect strong sales of our photovoltaic and fuel cell solutions.  We also expect to continue to improve our margins as we remain focused on managing the overall costs of our business.  Based on our current financial momentum, we believe Satcon will achieve operating profitability in the second half of 2009.”

Conference Call Reminder

The company will hold a conference call to review its financial results and business highlights today, November 6, 2008 at 5:00 p.m. ET.  During the conference call, the company may answer questions concerning business and financial developments and trends, and other business and financial matters. The company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call will be webcast live over the Internet and can be accessed on the Investor Relations section of the company’s website at www.Satcon.com.  The conference call also can be accessed by dialing (800) 967-7134 (U.S. and Canada) or (719) 325-2445 (International).  Interested parties that are unable to listen to the live call may access an archived version of the webcast on Satcon’s website.

About Satcon

Satcon Technology Corporation is a leading provider of utility scale distributed power solutions for the renewable energy market, enabling the industry’s most advanced, reliable, and proven clean energy alternatives.  For over 22 years, Satcon has designed and delivered the next generation of efficient energy systems for solar photovoltaic, stationary fuel cells, wind-turbines, and energy storage systems.  To learn more about Satcon, please visit www.Satcon.com.

Safe Harbor

Statements made in this document that are not historical facts or which apply prospectively are forward-looking statements that involve risks and uncertainties.  These forward-looking statements are identified by the use of terms and phrases such as “will,” “intends,” “believes,” “expects,” “plans,” “anticipates” and similar expressions.  Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the company’s expectation.  Additional information concerning risk factors is contained from time to time in the company’s SEC filings, including its Annual Report on Form 10-K and other periodic reports filed with the SEC.  Forward-looking statements contained in this press release speak only as of the date of this release.  Subsequent events or circumstances occurring after such date may render these statements incomplete or out of date.  The company expressly disclaims any obligation to update the information contained in this release.

Contact:

Leah Gibson

Investor Relations Manager

Satcon Technology Corporation
(617) 897-2400
leah.gibson@Satcon.com

SATCON TECHNOLOGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 27,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$10,445,529	$12,615,566
Restricted cash and cash equivalents	84,000	84,000
Accounts receivable, net of allowance of $128,312 and $124,279 at September 27, 2008 and December 31, 2007, respectively	9,517,751	8,532,141
Unbilled contract costs and fees	561,233	536,567
Inventory, net	16,287,671	13,807,201
Prepaid expenses and other current assets	1,168,194	1,002,187
Current assets of discontinued operations	—	5,384,412

Total current assets	38,064,378	41,962,074
Property and equipment, net	2,275,285	1,765,453
Goodwill, net	123,714	123,714
Intangibles, net	498,023	793,739
Other long? term assets	1,561	32,931
Non-current assets of discontinued operations	—	1,930,766

Total assets	$40,962,961	$46,608,677

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Bank line of credit	$3,000,000	$—
Accounts payable	8,071,237	7,631,486
Accrued payroll and payroll related expenses	2,511,645	1,838,792
Other accrued expenses	3,286,330	3,182,157
Accrued contract losses	1,338,753	1,300,000
Accrued restructuring	936,964	—
Deferred revenue	9,034,026	7,672,451
Current liabilities of discontinued operations	—	2,266,191
Total current liabilities	$28,178,955	$23,891,077

Warrant liability	3,494,567	3,244,316

Redeemable convertible Series B Preferred Stock (290 and 340 shares issued and outstanding at September 27, 2008 and December 31, 2007; face value $5,000 per share; liquidation preference$1,450,000 at September 27, 2008 and $1,700,000 at December 31, 2007).	1,450,000	1,700,000
Other long?term liabilities	57,616	70,075
Non-current liabilities of discontinued operations	—	63,825
Total liabilities	$33,181,138	$28,969,293
Commitments and contingencies (Note H)

Redeemable convertible Series C Preferred Stock (25,000 shares issued and outstanding at September 27, 2008 and December 31, 2007, face value $1,000 per share, liquidation preference $30,000,000 at September 27,2008 and December 31, 2007)	16,137,937	13,276,091
Stockholders’ equity (deficit):

Common stock; $0.01 par value, 200,000,000 shares authorized; 51,171,002 and 49,803,979 shares issued and outstanding at September 27, 2008 and December 31, 2007, respectively	$511,710	$498,040
Additional paid?in capital	182,152,809	180,933,100
Accumulated deficit	-190,096,204	-176,757,615
Accumulated other comprehensive loss	-924,429	-310,232
Total stockholders’ equity (deficit)	$(8,356,114)	$4,363,293
Total liabilities and stockholders' equity (deficit)	$40,962,961	$46,608,677

SATCON TECHNOLOGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27,	September 29,	September 27,	September 29,
	2008	2007	2008	2007
Revenue:
Product revenue	$17,215,392	$14,698,799	$36,947,201	$23,547,007
Funded research and development and other revenue	1,301,362	2,724,819	6,292,490	6,284,664
Total revenue from continuing operations	$18,516,754	$17,423,618	$43,239,691	$29,831,671
Operating costs and expenses:
Cost of product revenue	13,869,078	13,267,952	32,509,593	23,528,824
Research and development and other revenue expenses:
Funded research and development and other revenue expenses	1,145,719	1,989,552	4,828,139	4,658,398
Unfunded research and development expenses	1,642,265	618,690	3,619,615	1,428,800
Total research and development and other revenue expenses	$2,787,984	$2,608,242	$8,447,754	$6,087,198
Selling, general and administrative expenses	4,585,771	2,344,088	11,830,775	6,759,307
Amortization of intangibles	78,572	78,573	235,716	235,717
Restructuring costs	512,609	—	1,119,216	—
Total operating costs and expenses from continuing operations	$21,834,014	$18,298,855	$54,143,054	$36,611,046
Operating loss from continuing operations	$(3,317,260)	$(875,237)	$(10,903,363)	$(6,779,375)
Change in fair value of convertible notes and warrants	2,041,697	-1,008,163	-822,501	-423,535
Other (income) expense, net	57,734	-64,370	62,047	-115,444
Interest income	56,872	56,804	197,143	179,035
Interest expense	-98,139	-496,039	-241,876	-1,729,481
Net loss from continuing operations	$(1,259,096)	$(2,387,005)	$(11,708,550)	$(8,868,800)

Loss from discontinued operations, net	$(990,434)	$(256,854)	$(1,957,837)	$(896,086)
Gain on sale of discontinued operations, net	327,798	—	327,798	—

Net loss	$(1,921,732)	$(2,643,859)	$(13,338,589)	$(9,764,886)

Accretion on Series C Preferred Stock to redemption value	(745,300)	—	(2,062,300)	—
Dividend on Series C Preferred Stock	(310,793)	—	(925,546)	—
Deemed dividend on Series C Preferred Stock	(10,000)	—	(126,000)	—

Net loss attributable to common stockholders	$(2,987,825)	$(2,643,859)	$(16,452,435)	$(9,764,886)

Net loss per weighted average share, basic and diluted:

From loss on continuing operations attributable to common shareholders	$(0.05)	$(0.05)	$(0.29)	$(0.20)
From loss on discontinued operations	$(0.02)	$(0.01)	$(0.04)	$(0.02)
From gain on sale of discontinued operations	$0.01	—	$0.01	—
Net loss attributable to common stockholders per weighted average share, basic and diluted	$(0.06)	$(0.06)	$(0.33)	$(0.22)

Weighted average number of common shares, basic and diluted	51,013,182	47,841,373	50,454,300	44,035,169